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                                 June 27, 1997



CONFIDENTIAL

Finishmaster, Inc.
4259 40th Street, SE
Kentwood, Michigan 49512

LDI AutoPaints, Inc.
Lacy Distribution, Inc.
LDI, Ltd
LDI Management, Inc.
Andre B. Lacy
54 Monument Circle
Indianapolis, Indiana 46204


Ladies and Gentlemen:

         Finishmaster, Inc. ("Finishmaster") and LDI Autopaints, Inc. (collectively with Finishmaster, Lacy Distribution, Inc., LDI, Ltd., LDI Management, Andre B. Lacy and the affiliates, subsidiaries and divisions of the foregoing, "LDI" or "you") has requested information concerning Thompson PBE, Inc. (together with its subsidiaries, the "Company") to be used in connection with consideration of a possible negotiated transaction (a "Proposed Transaction"). In consideration of, and as a condition to, furnishing LDI with such information, the Company hereby requests your agreement as follows:

         Confidentiality; Evaluation Material. You hereby agree to treat all information, whether written or oral, concerning the Company or any of its affiliates, which the Company or any of its directors, officers, employees, agents, financial advisors or representatives (collectively, its "Representatives") furnishes, whether before or after the date of this letter agreement, to you or your directors, officers, employees, agents, legal counsel, financial advisors, accountants or representatives (collectively, your "Representatives"), together with all reports, analyses, compilations, data, studies and other materials which contain or otherwise reflect or are generated from such information (collectively, the "Evaluation Material") confidentially and in accordance with the provisions of this letter agreement.
Notwithstanding the foregoing, the term "Evaluation Material" shall not for the purposes of this letter agreement include any information which (a) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure by you or your Representatives, (b) was or becomes available to you on a nonconfidential basis from a source other than the Company or any of its Representatives, provided that such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation to, the Company, or (c) has been independently acquired or developed by you without violating any of the obligations of you or your Representatives under this letter agreement.

         Highly Confidential Evaluation Material. The term "Highly Confidential Evaluation Material" as used in this letter agreement shall mean all Evaluation Material which contains or discusses competitively sensitive price, promotional and marketing information with regard to any market in which the Company and Finishmaster directly or indirectly compete. Highly Confidential Evaluation Material shall be disclosed only on a need to know basis to
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officers or Representatives of you with no involvement in sales and marketing, and under no circumstances shall be disclosed to any other person, particularly to any person with direct or indirect responsibility for pricing, marketing, sales or promotional activity of Finishmaster. Before disclosure, the identity of the person(s) receiving the Highly Confidential Evaluation Material shall be confirmed to the Company in writing and shall be acceptable to the Company in its discretion. The purpose and intent of this paragraph 2 is to prevent the disclosure of information that may be competitively sensitive to any person employed by you with responsibility for pricing or promoting any products which may be deemed competitive with the Company for antitrust law purposes.

         Non-Disclosure. Subject to paragraph 9 below, the Evaluation Material will be kept confidential by you and your Representatives and will not, without the prior written consent of the Company (which it may grant or withhold in its sole discretion), be disclosed, in whole or in part, to any third party by you or by any of your Representatives in any manner whatsoever, and will not be used by you or by any of your Representatives, directly or indirectly, for any purpose other than in connection with your evaluation of a Proposed Transaction or in any way directly or indirectly detrimental to the Company. In addition, you hereby agree to disclose that you are evaluating a Proposed Transaction and to transmit Evaluation Material to only those of your Representatives who need to know the information for the purpose of evaluating the Proposed Transaction and are informed by you of the confidential nature of the information and agree to be bound by the terms of this agreement to the same extent as if they were parties hereto, it being understood, however, that you shall be responsible for any actions by your Representatives which are not in accordance with the agreements contained herein.

         No Public Announcement. Except as otherwise expressly permitted hereby, without the prior written consent of the Company, you will not, and will direct your Representatives not to, disclose to any person the fact that any discussions (or any other discussions between or involving you and the Company) with respect to the matters contemplated hereby are taking or have taken place or other facts with respect to such discussions, including the status thereof, or the fact (if such becomes the case) that any Evaluation Material has been made available to you, nor otherwise make any public disclosure, whether written or oral, with respect to this agreement or the actions or transactions contemplated hereby, except and only to the extent such disclosure is expressly permitted hereunder. No request or proposal to amend, modify or waive any provision of this agreement (other than a request or proposal made or solicited by the Company) shall be made or solicited except in a non-public and confidential manner. The term "person" as used in this letter shall be broadly interpreted to include, without limitation, any corporation, company, partnership or individual.

         Federal Securities Laws. You hereby acknowledge that you and your Representatives are (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and
(b) familiar with the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act").

         Company Contact; No Solicitation. It is understood that Mort Kline will arrange on your behalf for appropriate contacts with the Company for due diligence purposes. Unless otherwise agreed to by the Company, all (a) communications regarding any possible transaction, (b) requests for additional information, (c) requests for facility tours or management meetings and (d) discussions or questions regarding procedures, timing and terms, will be submitted or directed only to (i) Mort Kline, (ii) representatives of the Company's financial advisors identified by Mr. Kline or (iii) a member of the Board of Directors of the Company. As partial consideration of the Evaluation Material being furnished to you, you hereby agree that, for a period of one year from the date hereof, neither you nor any of your affiliates will, directly or indirectly, solicit to employ any of the current employees of the Company; provided, however, that this sentence shall not prohibit (1) general advertisements of employment positions by you in any trade publication or other publication of general circulation or (2) the employment of any current employee of the Company by you if





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such person initiates contact with you without any prior solicitation by you or on your behalf (other than that permitted by clause (1) hereto).

         Standstill Agreement. You hereby further acknowledge that the Evaluation Material is being furnished to you in consideration of your agreement that neither you (including any person or entity directly or indirectly, through one or more intermediaries, controlling you or controlled by you or under common control with you) nor any of your Representatives, acting alone or as part of any group, will, for a period of two years from the date of this letter agreement, directly or indirectly, unless specifically requested to do so in writing in advance by the Company's Board of Directors:

               acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any of the securities or assets of the Company (including any evidence of indebtedness), or any rights or options to acquire any such ownership, or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote or seek to advise or influence in any manner whatsoever any person or entity with respect to the voting of any securities of the Company, or form, join, or in any way participate in a "group" (within the meaning of Section 13d(3) of the Exchange Act) with respect to any voting securities of the Company, or arrange, or in any way participate in, any financing for the purchase of any voting securities or assets or securities convertible or exchangeable into or exercisable for any voting securities or assets of the Company, or otherwise act, whether alone or in concert with others, to seek to propose to the Company or any of its stockholders any merger, business combination, restructuring, recapitalization or similar transaction to or with the Company or otherwise act, whether alone or in concert with others, to seek to control, change or influence the management, Board of Directors or policies of the Company, or nominate any person as a Director of the Company who is not nominated by the then incumbent Directors, or propose any matter to be voted upon by the stockholders of the Company, or solicit, negotiate with, or provide any information to, any person (other than the Company and its Representatives on a confidential basis regarding a negotiated Proposed Transaction) with respect to a merger, exchange offer or liquidation of the Company or any other acquisition of the Company or any other similar transaction, or announce an intention to, or enter into any discussion, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing, or disclose any intention, plan or arrangement inconsistent with the foregoing, or advise, assist or encourage any other person in connection with any of the foregoing.

         In addition, you also agree during such two-year period not to (i) request the Company (or any of the Representatives), directly or indirectly, to amend or waive any provision of this paragraph 7 (including this sentence) or
(ii) take any action that might require the Company to make a public announcement regarding a possible transaction (other than, with respect to this clause (ii), in connection with any Proposed Transaction).





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         Record of Evaluation Material.  You and your Representatives will keep a written record of the location of the Evaluation Material and will, promptly upon the request of the Company, return to the Company all copies of the Evaluation Material furnished to you and in your possession or in the possession of your Representatives, without retaining a copy thereof. You and your Representatives will destroy any analyses, compilations, studies or other documents prepared by or for your, or your Representatives', internal use which include, utilize or reflect the Evaluation Material. Such destruction will be confirmed by you, upon request, in writing.

         Required Disclosure. In the event that you or any of your Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process) to disclose (a) any Evaluation Material, (b) any information relating to the opinion, judgment or recommendation of any such person concerning the Company, its affiliates or subsidiaries, or (c) any other information supplied to you in the course of your, or your Representatives', dealings with the Company, you will immediately notify the Company of such request or requirement prior to disclosure so that the Company may seek an appropriate protective order or waive compliance with the provisions of this agreement, and/or take any other mutually agreed action. If, in the absence of a protective order or the receipt of a waiver hereunder, you or any of your Representatives are, in the reasonable written opinion of such person's counsel, legally compelled to disclose information, you or such Representative may disclose that portion of the requested information which such person's counsel advises such person in writing that such person is compelled to disclose. In any event, you and your Representatives will furnish only that portion of the information which is legally required and will exercise your best efforts to obtain reliable assurance that confidential treatment will be accorded the information. In addition, neither you nor any of your Representatives will oppose action by the Company to obtain an appropriate protective order or other reliable assurance that such confidential treatment will be so accorded.

         No Agreement Relating to Proposed Transaction. You agree that unless and until a definitive agreement between the Company and you with respect to any Proposed Transaction has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to any such transaction by virtue of this or any written or oral expression with respect to such a transaction by any of your or our respective directors, officers, employees, advisors, partners or agents or any other Representatives except, in the case of this letter, for the matters specifically agreed to herein. Without limiting the generality of the foregoing, you further acknowledge that (a) the Company and its Representatives shall be free to conduct any process for any transaction involving the Company, if and as they in their sole discretion shall determine (including, without limitation, negotiating with any other interested parties and entering into a definitive agreement without prior notice to you or any other person) and (b) any procedures relating to such process or transaction may be changed at any time without notice to you or any other person.

         No Representations or Warranties Regarding Evaluation Material. You hereby acknowledge that neither the Company nor any of its Representatives makes any representation or warranty as to the accuracy or completeness of the Evaluation Material. You agree that you shall assume full responsibility for all conclusions you derive from the Evaluation Material and that neither the Company nor any of its Representatives shall have any liability with respect to the Evaluation Material or any use thereof.

         Specific Performance. You agree that money damages would not be a sufficient remedy for any breach of this letter agreement by you or any of your Representatives, and that, in addition to all other remedies, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and you further agree to waive and to use your best efforts to cause your





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Representatives to waive, any requirement for the securing or posting of any bond in connection with any such remedy. As provided in paragraph 3, you agree to be responsible for any breach of this agreement by any of your Representatives.

         No Waiver. You understand and agree that no failure or delay by the Company or any of its Representatives in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder. The agreements set forth herein may only be waived or modified by an agreement in writing signed on behalf of the parties hereto.

         Successors. This agreement shall inure to the benefit of and be enforceable by the Company and its successors.

         Validity. In case provisions of this agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the agreement shall not in any way be affected or impaired thereby.

         Governing Law; Forum. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law provisions thereof.

         Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.

                               * * * * * * * * *
         Please acknowledge your agreement to the foregoing by countersigning this letter in the place provided below and returning it to the undersigned.

                                            Very truly yours,

                                            THOMPSON PBE, INC.



                                            By:  /s/ Mortimer A. Kline, III
                                                 --------------------------
                                                 Mortimer A. Kline, III
                                                 Chief Executive Officer


Executed and Agreed to as of
the date first set forth above:

Finishmaster, Inc.
LDI AutoPaints, Inc.
Lacy Distribution, Inc.
LDI, Ltd.
LDI Management, Inc.
Andre B. Lacy


By:   /s/ Andre B. Lacy
      -----------------
      Andre B. Lacy
      Authorized Signatory





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